Exhibit 10.1

AMENDMENT NUMBER 1
TO
SUPPLEMENTAL RETIREMENT AGREEMENT

          This Amendment Number 1 to Supplemental Retirement Agreement is made and entered into as of the 29th day of March, 2004, by and between PATHMARK STORES, INC., a Delaware corporation (the “Company”), and Eileen Scott (the “Executive”), residing at 17 Wellington Drive, Basking Ridge, New Jersey 07920.

          WHEREAS, the Company and the Executive are parties to the Supplemental Retirement Agreement between the Company and the Executive dated as of March 1, 2000 (the “Agreement”);

          WHEREAS, the Company and the Executive desire to make certain amendments to the Agreement, as hereinafter set forth;

          NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the Company and the Executive agree to amend the Agreement as follows:

          (1) Section 1 of the Agreement is hereby amended by the addition of the following Section 1.2A to read as follows:

          1.2A “Applicable Dollar Amount” means $250,000; provided, however, that such amount shall be increased to $480,000 on the earliest to occur of (i) January 1, 2007, (ii) death, (iii) Disability, or (iv) a Change of Control, in each case so long as Executive is employed by the Company on such date.

          (2) Section 1 of the Agreement is hereby amended by the addition of the following Section 1.5A to read as follows:

          1.5A “Change of Control” means a Change of Control as defined in the Pathmark Stores, Inc. 2000 Employee Equity Plan as amended as of June 13, 2002.

          (3) Section 2.a. of the Agreement is amended to read in its entirety as follows:

          a. “Unreduced Supplemental Retirement Benefit” is equal to the sum of 30% of the Executive’s Average Final Compensation after completion of 10 years of Vesting Service, plus 1% of the Executive’s Average Final Compensation multiplied by each additional year of Vesting Service in excess of 10; provided, however, that in no event shall the Executive’s Unreduced Supplemental Retirement Benefit exceed the lesser of (i) 40% of her Average Final Compensation, or (ii) the Applicable Dollar Amount; and

          IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment Number 1 to Supplemental Retirement Agreement to be executed effective as of the 29th day of March, 2004.

PATHMARK STORES, INC.
ATTEST:
/s/ Marc A. Strassler Marc A. Strassler Secretary	By	/s/ Frank G. Vitrano Frank G. Vitrano President /s/ Eileen R. Scott EXECUTIVE